UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Diligent Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Updated Q&A Regarding Currency Payment Instructions and U.S Tax Forms

Diligent Corporation (NZX: DIL) (“Diligent”) issued a Q&A on 7 March 2016 relating to questions commonly asked by shareholders regarding the pending merger between Diligent and entities affiliated with funds managed by Insight Venture Partners, LLC (the “Merger”). Diligent has prepared the information below to update such Q&A in relation to currency payment elections shareholders are requested to make with respect to payment of the merger consideration and to provide information regarding certain U.S. tax forms that shareholders may need to provide in order to avoid the application of U.S. backup withholding tax (at a 28% rate) to payment of the merger consideration.

It is important for all shareholders to understand that the merger consideration is denominated in U.S. dollars.  Any shareholder wishing to receive New Zealand dollars must instruct Link Market Services to pay such shareholder in New Zealand dollars by (1) completing the currency payment instruction form (an “Election Form”) to be sent to shareholders (an example of which accompanies this updated Q&A) and (2) ensuring that Link Market Services receives your duly completed Election Form (whether in hard copy or online) prior to the date of the special meeting of shareholders, currently scheduled for 13 April 2016 (New Zealand time).

Can I receive the merger consideration in New Zealand dollars?

Yes. To receive the merger consideration in New Zealand dollars, even if you have previously provided New Zealand dollar bank account details to Link Market Services, you must return a duly completed Election Form electing payment in New Zealand dollars and ensure that it is received by Link Market Services prior to the date of the special meeting.  Merger consideration payable to shareholders who make such a timely election to receive payment in New Zealand dollars will be converted at the spot exchange rate obtained by Link Market Services following the closing date of the merger.  No foreign exchange conversion fee will apply as the exchange costs will be reflected in the applicable exchange rate.

If you do not timely return an Election Form electing to receive payment in New Zealand dollars, you will receive U.S. dollars as merger consideration. Holders receiving U.S. dollars also must return an Election Form in order to provide their account information to Link Market Services, as Link Market Services will not send U.S. Dollar cheques.  Any subsequent conversion of such U.S. dollar payment will be subject to the applicable exchange rate at the time of the conversion, which may be more or less favourable than the rate at the time of the Merger.

Below are examples of how foreign exchange rate fluctuation could affect the amount of New Zealand dollars you receive:

No. of shares	U.S. dollar merger consideration		N.Z. dollar to U.S. dollar exchange rate	N.Z. dollar equivalent
1,000	US$	4,900	0.64	NZ$	7,656.25
1,000	US$	4,900	0.67	NZ$	7,313.43
1,000	US$	4,900	0.70	NZ$	7,000.00

Can I receive the merger consideration in another currency other than U.S. dollars or New Zealand dollars?

No. The merger consideration will only be payable in U.S. dollars or, for those shareholders that have timely elected to receive the merger consideration in New Zealand dollars by completing an Election Form, converted into New Zealand dollars. You will be paid in U.S. dollars to your nominated bank account to be provided on the Election Form. The payment will be subject to the applicable exchange rate at the time of the conversion into the foreign currency account on the terms provided by your bank. Your bank may also charge an exchange conversion fee.

When will the exchange rate be determined if I receive New Zealand dollars?

For shareholders receiving New Zealand dollars by timely returning an Election Form electing to receive the merger consideration in New Zealand dollars, the exchange rate is expected to be determined following the closing date of the merger. Shareholders will be informed of the exchange rate on the individual payment advice sent to them and Diligent will disclose the exchange rate on its website.

What happens if I do not provide bank account details by returning an Election Form prior to the special meeting, or make a timely election to receive New Zealand dollars?

No U.S. dollar cheques will be sent. Therefore, whether you wish to receive the merger consideration in U.S. dollars or New Zealand dollars, you must complete and return an Election Form such that it is received by Link Market Services by the date of the special meeting electing to receive your merger consideration in either U.S. or New Zealand dollars.  If you do not return an Election Form, you will only be entitled be paid the merger consideration in U.S. dollars, which will be held in trust for you until (i) it is claimed by you by providing your bank account details, (ii) it is remitted to the surviving company under the merger agreement at which point you will be a general creditor of the surviving company or (iii) until it is surrendered as unclaimed money to the government. When claimed, the payment will be subject to the applicable exchange rate at the time of the conversion into another currency. The exchange rate at that time may be more or less favourable than the rate at the time of the Merger.

How can I obtain the necessary Election Form and U.S. Tax Forms?

The Election Form and U.S. tax forms (referred to below) will be sent to persons who were shareholders on the close of the record date (11 March 2016, New Zealand time). If you were not a shareholder on the record date, you can obtain the Election Form or the U.S. tax forms by contacting Link Market Services in any of the ways noted in the answer to the following question.  You can also obtain the U.S tax forms online on Link Market Services’ website.

What happens if I make an election but subsequently sell my shares?

Each Election Form is only applicable to an individual shareholder, and does not transfer with your shares. If you sell your shares prior to the date of the special meeting, your transferee will not be deemed to have provided an Election Form, and must timely remit an Election form to Link Market

Services in order to avoid delay in payment of the merger consideration and to make a timely election with respect to the desired currency for payment of the merger consideration. The transferee can contact Link Market Services at:

Link Market Services

meetings@linkmarketservices.co.nz

P.O. Box 91976

Auckland 1142

New Zealand

or

Level 11 Deloitte Centre

80 Queen Street

Auckland, New Zealand

+64-9-375-5998

Do I need to provide a U.S. tax form in order to establish an exemption from U.S. backup withholding with respect to the merger consideration?

You may need to provide a properly completed and executed U.S. tax form in order to avoid the application of U.S. backup withholding to the payment to you of the merger consideration.  You will not need to provide such a form if all of the following are true with respect to you: (i) you have not opened an account with a U.S. office of Link Market Services; (ii) you have not transmitted instructions concerning this transaction or other sales to a non-U.S. office of Link Market Services from within the U.S. by mail, telephone, electronic transmission or otherwise (unless such transmissions have taken place in isolated and infrequent circumstances); (iii) the merger consideration will not be paid to you by transfer of funds into an account maintained by you in the United States or mailed to you at an address in the United States; (iv) confirmation of the transaction will not be mailed to you at an address in the United States; and (v) no office of Link Market Services in the United States has received instructions from you regarding the Merger Consideration.  Link Market Services has advised us that it does not maintain a U.S. office.  It is anticipated that most shareholders that are New Zealand residents will not need to provide a U.S. tax form in order to avoid application of U.S. backup withholding, but that shareholders that are U.S. residents generally will need to provide such a form.

If I am a New Zealand resident and satisfy the conditions described in the preceding answer for not being required to provide a U.S. tax form, do I need to provide such a form?

No.  However, non-U.S. persons may still need to declare the merger consideration as income for tax purposes in the jurisdiction(s) in which they are a tax resident.  New Zealand tax residents should refer to the “Material New Zealand Income Tax Consequences of the Merger” section in the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission on 15 March 2016 (New York time).

If I do need to provide a U.S. tax form, which form should I provide?

If you need to provide a U.S. tax form in order to avoid the application of U.S. backup withholding, you should provide a Form W-9 if you are a U.S. person.  For these purposes, you are a U.S. person if you are (i) an individual that is a U.S. citizen or resident for U.S. federal income tax purposes, (ii) a partnership, corporation, company or association organized in the United States or under the laws of the United States, (iii) an estate the income of which is includable in its gross income for U.S. federal income tax purposes without regard to source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.  A Form W-9 will not prevent application of U.S. backup withholding unless you properly certify on the form that you are not subject to backup withholding.  Where you need to provide a U.S. tax form but are not a U.S. person, you should provide a Form W-8BEN if you are an individual or a Form W-8BEN-E, W-8ECI or W-8EXP, as appropriate, if you are not an individual.

Safe Harbor Statement

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements use words such as “expect,” “anticipate,” “intend,” “plan,” “believe” and other words of similar meaning. All forward looking statements are subject to risks and uncertainties including, without limitation, that the Merger may not be consummated within the expected time period or at all because of a number of factors,  including the failure to obtain stockholder approval; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; or the failure to satisfy closing conditions to the merger, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions.  Factors that may affect the business or financial results of Diligent are described in the risk factors and other disclosures in Diligent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 14, 2016 (New York time), and other filings with the SEC, which are available at www.sec.gov. Diligent specifically disclaims any obligation to update its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Diligent by affiliates of funds managed by Insight Venture Partners, LLC.  The Merger will be submitted to shareholders of Diligent for their consideration.  In connection therewith, Diligent filed a definitive proxy statement and other documents with the SEC on March 15, 2016 (New York time) (the “Proxy Statement”), and intends to file further relevant materials with the SEC as necessary. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE MERGER IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT DILIGENT WILL FILE WITH THE SEC AND NZX CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Proxy Statement and other relevant materials (when available), and any and all documents filed by Diligent with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov and documents filed with NZX, may also be obtained for free at the NZX’s website www.nzx.com/markets/NZSX/securities/DIL. In addition, shareholders may obtain free copies of the Proxy Statement and other documents filed with the SEC by

Diligent at the Investor Relations section of Diligent’s website at www.diligent.com or by contacting Diligent’s Investor Relations Department at 0800 995 082 (NZ toll free) or +64 4 894 6912 (International).

Diligent and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Diligent’s directors and executive officers is contained in Diligent’s proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2015 (New York time), and supplemented on April 10, 2015 (New York time). Shareholders may obtain more detailed information regarding the direct and indirect interests of Diligent and its executive officers and directors, by securities holdings or otherwise, in the Merger by reading the Proxy Statement that was filed with the SEC on March 15, 2016 (New York time), and other relevant materials to be filed with the SEC when they become available.

About Diligent (NZX: DIL)

Diligent is the leading provider of secure corporate governance and collaboration solutions for boards and senior executives. Over 3,900 clients in more than 60 countries and on all seven continents rely on Diligent to provide secure, intuitive access to their most time-sensitive and confidential information, ultimately helping them make better decisions. The Diligent Boards (formerly Diligent Boardbooks) solution speeds and simplifies how board materials are produced, delivered and collaborated on via any device, removing the security concerns of doing this by courier, email and file sharing. Diligent is a publicly listed company (NZX:DIL). Visit www.diligent.com to learn more.

Investor inquiries:	Media inquiries
Sonya Fynmore NZ toll free: 0800 995 082 International: +64 4 894 6912 sfynmore@diligent.com	Geoff Senescall Ph: + 64 21 481 234

SAMPLE

[Diligent Letterhead]

Dear Shareholder,

As previously communicated on February 15, 2016 (New Zealand time), Diligent Corporation (Diligent) announced its pending acquisition by affiliates of Insight Venture Partners, LLC. Should the acquisition obtain shareholder approval, and satisfy other conditions further explained in the accompanying proxy statement, common shareholders will be entitled to receive U.S. $4.90 per common share in Diligent (Merger Consideration).

This letter provides information regarding how you provide currency payment instructions with respect to the Merger Consideration and regarding U.S. tax forms that you may need to provide in order to avoid the application of U.S. backup withholding tax (at a 28% rate) with respect to the Merger Consideration.

Currency payment instructions

The Merger Consideration is denominated in U.S. dollars but may be paid in either U.S. or New Zealand dollars.  A form is enclosed to enable you to provide currency payment instructions (Form). If you do not complete and return the Form such that it is received by Link Market Services prior to the date of the special meeting, your Merger Consideration will be held in U.S. dollars by Link Market Services in the paying agent account until such time as sufficient details are provided. No interest will be paid upon the Merger Consideration in any situation. Any subsequent conversion of such U.S. dollar payment will be subject to the applicable exchange rate at the time of the conversion, which may be more or less favourable than the rate at the time of the Merger and foreign exchange conversion and processing fees may apply.

Please return the Form even if you have previously provided your bank account details to Link Market Services in order to confirm your currency election and avoid any potential delay in payment of the Merger Consideration. If any bank account details are incorrect, bank fees may be passed onto you should payments be rejected due to inaccuracies in information provided.

To receive your Merger Consideration (even if you have previously provided New Zealand dollar bank account details), you must complete the Form, to (a) elect to receive the Merger Consideration in New Zealand dollars or U.S. dollars in the section of the Form which specifies your elected currency and (b) provide bank account details, and return the Form to Link Market Services. Only complete one section of the Form. If you wish to receive the Merger Consideration in New Zealand dollars, Link Market Services must receive your returned Form prior to the date of the special shareholders’ meeting, which is currently scheduled to occur on April 13, 2016, at 10 a.m. (New Zealand time).  If you do not timely return the Form, you will receive US dollars as merger consideration regardless of your country of residence.  In order to avoid any delay in payment, Holders receiving U.S. dollars also must return an election form by the same time in order to provide their account information to Link Market Services, as Link Market Services will not send U.S. dollar checks. Link Market Services will hold your Merger Consideration until such time as you provide sufficient bank account details.

If you elect to receive your Merger Consideration in U.S. dollars, you will be responsible for any foreign exchange conversion and processing fees in converting the U.S. dollars you receive into another currency in the future. The applicable exchange rate at the time of the conversion may be more or less favourable than the rate at the time of the Merger. If you elect to receive your

Merger Consideration in New Zealand dollars, no foreign exchange conversion fee will apply as the exchange costs will be reflected in the applicable exchange rate.

For shareholders receiving New Zealand dollars, the exchange rate is expected to be determined following the special shareholders’ meeting. Shareholders will be informed of the exchange rate on the individual payment advice sent to them and Diligent will disclose the exchange rate on its website.

You can lodge your Form with Link Market Services by:

Online:

https://investorcentre.linkmarketservices.co.nz/
(New Zealand bank accounts only)

Scan & email:

operations@linkmarketservices.co.nz

(Please use “DIL” as the subject of the email for easy identification)

Fax: +64 9 375 5990

Deliver:

Link Market Services

Level 11, Deloitte Centre,

80 Queen Street, Auckland 1010

New Zealand

Mail:

Use the enclosed reply paid envelope or address to:

Link Market Services Limited

PO Box 91976

Auckland 1142

New Zealand

Tax Forms to Avoid Potential Application of U.S. Backup Withholding Tax

Enclosed are copies of U.S. Internal Revenue Service Forms W-9, W-8BEN and W-8BEN-E, as well as the instructions to such forms.  You may need to provide a properly completed and executed U.S. tax form in order to avoid the application of U.S. backup withholding tax to the payment to you of the Merger Consideration.  You will not need to provide such a form if all of the following are true with respect to you: (i) you have not opened an account with a U.S. office of Link Market Services; (ii) you have not transmitted instructions concerning this transaction or other sales to a non-U.S. office of Link Market Services from within the U.S. by mail, telephone, electronic transmission or otherwise (unless such transmissions have taken place in isolated and infrequent circumstances); (iii) the Merger Consideration will not be paid to you by transfer of funds into an account maintained by you in the United States or mailed to you at an address in the United States; (iv) confirmation of the transaction will not be mailed to you at an address in the United States; and (v) no office of Link Market Services in the United States has received instructions from you regarding the Merger Consideration.  Link Market Services has advised us that it does not maintain a U.S. office.  It is anticipated that most shareholders that are New Zealand residents will not need to provide a U.S. tax form in order to avoid application of U.S. backup withholding tax, but that shareholders that are U.S. residents generally will need to provide such a form.

Where a U.S. tax form needs to be provided in order to avoid the application of U.S. backup withholding tax, shareholders that are U.S. persons should provide a Form W-9 (and not a Form W-8).  For these purposes, a shareholder is a U.S. person if the shareholder is (i) an individual that is a U.S. citizen or resident for U.S. federal income tax purposes, (ii) a partnership, corporation, company or association organized in the United States or under the laws of the

United States, (iii) an estate the income of which is includable in its gross income for U.S. federal income tax purposes without regard to source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.  Where a shareholder that needs to provide a U.S. tax form is not a U.S. person, the shareholder should provide a Form W-8BEN if the shareholder is an individual or a Form W-8BEN-E, W-8ECI or W-8EXP if the shareholder is not an individual.  Form W-9, Form W-8BEN and Form W-8BEN-E are enclosed with this letter.  Form W-8ECI and Form W-8EXP can be found on the U.S. Internal Revenue Service’s website at www.irs.gov.

You may use the Delivery or Mail methods described above with respect to the Form for providing a U.S. tax form (a Form W-9 or Form in the W-8 series) to Link Market Services.

We appreciate your co-operation.

Yours faithfully

Diligent Corporation

SAMPLE	All enquiries: Link Market Services Limited PO Box 91976, Auckland, 1142 Tel: (09) 375 5998 Fax: (09) 375 5990 Email: enquiries@linkmarketservices.co.nz Website: www.linkmarketservices.co.nz

«Reg_Line_1»
«Reg_Line_2»
«Reg_Line_3»	CSN/Holder Number: «HRN_Number»
«Reg_Line_4»
«Reg_Line_5»
«Reg_Line_6»

ALL SHAREHOLDERS MUST COMPLETE AND RETURN THE FORM TO RECEIVE THE MERGER CONSIDERATION PAYMENT

SECTION A: For shareholders who wish to receive their Merger consideration payment in New Zealand Dollars to their New Zealand bank account

SECTION B: For all other shareholders who will receive or wish to receive their Merger consideration payment in U.S. Dollars

SECTION A: Payment in NEW ZEALAND DOLLARS by direct credit

☐            I wish to receive my Merger consideration payment by direct credit in New Zealand Dollars into my New Zealand bank account.

Please provide your bank account details, including Swift Code and bank account name, below to enable Link to direct credit the consideration to your supplied bank account. Note: If the supplied name in which your bank account is held is incorrect, your payment may be rejected by your bank. Please refer to your bank’s website for their Swift Code.

Name of Bank

Branch Suburb/Town

Swift Code

Name(s) in which your bank account is held

Bank/Branch		Account Number		Suffix

-	-		-

SECTION B: Payment in U.S. DOLLARS by direct credit

☐            I wish to receive my Merger consideration payment by direct credit in U.S. Dollars into my U.S. bank account or foreign account.

Please provide your bank account details, including Swift Code and bank account name, below to enable Link to direct credit the consideration to your supplied bank account. Note: If the supplied details are incorrect or any details are omitted, your payment may be rejected by your bank.

Name of Bank

Branch and Branch Address

Swift Code

Routing Number/BSB Number/Transit Number/ABA Number

Bank Account Number

Name(s) in which your bank account is held

U.S. bank account details (please only complete, in addition to the above, if you have a bank account in the United States)

Transit/ ABA Number	Account Number

If you do not provide sufficient details to enable an electronic transfer to you, your funds will be held in the paying agent account until such time sufficient details are provided. Shareholders should take particular care to provide all information that is required to make an electronic transfer to them. The omission of any details may result in the consideration not being able to be paid.  Neither Diligent Corporation, Diamond Parent Holdings, Corp., Diamond Merger Sub I, Corp., Diamond Merger Sub II, Corp., Insight Venture Partners, LLC (and its affiliates) nor Link Market Services Limited has any responsibility to verify any such details. Your recipient bank may charge you fees in relation to receipt of an electronic transfer.

SIGNATURE(S)

This form must be signed by the security holder. If a joint holding all security holders must sign. If signed under Power of Attorney (POA), a copy of the POA must be attached to this form.  If executed by a company, the form must be executed in accordance with the security holder’s Constitution and the relevant Companies OR Corporations Act. Privacy Clause: We require information about you as an investor to be included in the public register of the entity in which you hold securities.  Information is collected to administer your security holding.  Our privacy policy is available on our website www.linkmarketservices.co.nz.